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NATIONAL RECORD MART, INC.
507 Forest Avenue
Carnegie, Pennsylvania  15106

June 15, 1996

Mr. William A. Teitelbaum
16 Carlise Drive
Old Brookville, New York  11545

                  Re:  STOCK OPTION AGREEMENT

Dear Mr. Teitelbaum:

                  1.       OPTION GRANT.

                  I am pleased to advise you that in recognition of your services to National Record Mart, Inc. (the "Company") and as an incentive for you to continue to provide such services, as of the date hereof, the Company hereby grants to you an option to purchase up to 200,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company at an option exercise price of $2.50 per share (the "Option").

                  2.       VESTING SCHEDULE.

                  The option expires at 5:00 p.m. , Eastern Time, on June 15, 2007 (the "Expiration Date"). The Option shall not be exercisable other than in accordance with the following vesting schedule: 50,000 Shares shall vest on June 15, 1997; thereafter, 50,000 Shares of Common Stock shall vest on June 15 of each of the next succeeding three (3) years until June 15, 2000, except as otherwise provided herein.

                  All Shares shall automatically vest in the event of a "Vesting Event" (as hereinafter defined) and, upon the occurrence of such event, the Option shall be immediately exercisable for a period of seven (7) years thereafter. For the purposes of this Agreement, a "Vesting Event" shall mean:

                  (a) The acquisition, in one or more transactions, by any individual, entity or group, of beneficial ownership of a number of shares of Common Stock (or other voting securities of the Company) in excess of fifty percent (50%) of the total outstanding shares of Common Stock (or other voting securities); or

                  (b) Approval by the shareholders of the Company of a reorganization, merger or consolidation unless all of the individuals or entities who were the respective

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William A. Teitelbaum                    2                         June 15, 1996


beneficial owners of outstanding Common Stock immediately prior to such transaction own directly or indirectly more than fifty percent (50%) of the outstanding Common Stock (or voting securities) following such transaction; or

                  (c) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all the assets of the Company; or

                  (d) Termination of your employment with the Company for any reason other than "proper cause" (as such term is defined in that certain Employment Agreement by and between you and the Company dated as of the 1st day of April, 1993 (the "Employment Agreement"); or

                  (e)  Your death.

                  3.       TERMINATION OF OPTION.

                  If your employment with the Company is terminated for proper cause, or if you elect to resign from the Company at any time prior to June 15, 2001, then (a) the Option shall terminate automatically on such date of termination as to all unvested Shares and (b) the Option as to all vested Shares may be exercised by you (or your personal representative should you die thereafter, as the case may be) at any time within five years after such termination, at the end of which period the Option shall automatically terminate. Notwithstanding the foregoing, the Option may not be exercised beyond the Expiration Date.

                  4.       RESTRICTIONS ON ALIENATION.

                  (a) Except as specifically provided below, the Option may not be assigned or transferred, and the Option shall be exercisable during your lifetime only by you. More particularly, but without limiting the generality of the foregoing, the Option shall not be subject to anticipation, alienation, sale, gift, assignment, or lien of any kind, either voluntary or involuntary, whether arising at law or equity other than by testamentary gift, subject to the limits on exercise of the Option by your person representative. Any attempted anticipation, alienation, sale, gift, assignment, pledge, hypothecation, encumbrance, charge, garnishment or other disposing of the Option and any levy or any attachment or similar process upon the Option will be null and void and without effect, and the Company may, in its discretion upon the happening of any such event, terminate the Option immediately.

                  (b) The provisions of subsection (a) above shall not apply to the transfer or retransfer of any Option right by you in any manner including inter vivos gift or at death, and with or without consideration, to any spouse, parent, child, grandchild or lineal descendant of such holder, provided all such transferees shall take such Option rights subject to all the restrictions, terms and conditions of this Agreement and shall execute

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William A. Teitelbaum                    3                         June 15, 1996


and deliver to the Secretary of the Company a written statement confirming the same prior to acquiring any right to the Option.

                  (c) Each certificate representing Shares issued pursuant to the Option may have noted thereon the following legend:

                  "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities law (the "Acts") and may not be transferred by the holder except (a) pursuant to a Registration Statement effective under the Acts, or (b) pursuant to an exemption from the registration requirements of the Acts and the delivery of a legal option satisfactory to counsel for National Record Mart, Inc. that such registration is not required."

                  5.       ADJUSTMENT OF COMMON STOCK.

                  The number of Shares (vested and unvested) which shall at any time be and remain subject to purchase pursuant to exercise of the Option, shall be adjusted in the following events:

                  (a) DIVIDENDS. In the event that a dividend shall be declared upon the Common Stock of the Company payable in shares of said stock, the number of Shares covered by the Option shall be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such Shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend.

                  (b) REORGANIZATIONS, CONSOLIDATION, MERGERS. In the event that the outstanding shares of Common Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for the Shares covered by the Option, the number and kind of shares of stock or other securities which would have been substituted therefor if such Shares had been outstanding on the date fixed for determining the stockholders entitled to receive such changed or substituted stock or other securities.

                  (c) OTHER CHANGES. In the event there shall be any change, other than specified above or below in this Agreement, in the number or kind of outstanding shares of Common Stock of the Company or of any stock or other securities into which such Common Stock shall be changed or for which it shall have been exchanged, then if the Board of Directors shall determine, in good faith, that such change equitably requires an adjustment in the number or kind of Shares covered by the Option, such adjustment

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William A. Teitelbaum                    4                         June 15, 1996


shall be made by the Board of Directors and shall be effective and binding for all purposes on this Agreement.

                  The adjustment of the Common Stock to which this Section 5 applies shall be in the same manner, number and amount as all outstanding Common Stock is adjusted, as determined by the Board.

                  6.       OTHER OPTION TERMS.

                  Except as specifically set forth herein, on or before the Expiration Date, the Option for vested shares may be exercised in whole or in part any time and from time to time. The Option may be exercised by delivery of written notice to the Company setting forth the election to exercise and the number of shares to be purchased. The notice must be dated and signed by the person(s) exercising the Option and must be accompanied by such documents as the Company may reasonably request as specified below. If the Option is exercised by someone other than yourself, the notice must be accompanied by proof, satisfactory to the Company, of the right of such person(s) to exercise the Option.

                  The option price upon exercise of all or part of the Option must be paid in full in United States dollars in cash (by check, bank draft or money order).

                  The date of exercise of the Option is the date on which the notice of exercise, proof of right to exercise (if required) and payment in full for the Shares to be purchased are received by the Company at its office located at 507 Forest Avenue, Carnegie, PA 15105, to the attention of the Company's Corporate Secretary. As of the date of exercise, you will be considered by the Company for all purposes to be the owner of the Shares purchased, subject to the terms set forth in this Agreement.

                  7.       SECURITIES LAW MATTERS.

                  Neither this Agreement, nor the Shares issuable on exercise of the Option have been registered under the Securities Act of 1933 or any other securities laws (the "Acts"). Therefore, in order, among other things, to ensure compliance with the Acts, notwithstanding anything else in this Agreement to the contrary, you agree, by accepting this Agreement, as follows:
This Agreement and the Shares which may be issued upon the exercise of the Option, may not be sold, transferred, pledged or hypothecated in the absence of
(i) an effective registration statement or post-effective amendment thereto for such Option, or Shares, respectively, under the Acts; or (ii) the availability of an exemption from the registration requirements of the Acts and, at the reasonable request of the Company, an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Acts.


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William A. Teitelbaum                    5                         June 15, 1996


                  The Company is under no obligation to register the Common Stock which may be issued or delivered upon the exercise of the Option under the 1993 Act, to register such Common Stock, or take any other action, under any state or foreign securities law in connection with the offer or sale of such Common Stock or to prepare any disclosure document for distribution to you under the 1933 Act or any state or foreign securities law in connection with such offer or sale.

         Prior to the issuance or delivery of any Shares pursuant to the exercise of the Option in whole or in part, you may be required to represent and warrant (i) that the Shares to be acquired upon exercise of the Option are being acquired for investment for your own account and not with a view to the resale or other distribution thereof and (ii) that you will not sell or otherwise transfer any such Shares unless the Shares are registered under the 1933 Act or an exemption from registration is available. The certificate or certificates representing the Shares to be issued or delivered upon exercise of the Option may bear a legend to this effect and other legends required by any applicable securities laws, and if the Company should at some time engage the services of a stock transfer agent, appropriate stop-transfer instructions may be issued by the Company to such stock transfer agent with respect to such Common Stock.

                  8.       MISCELLANEOUS.

                  When accepted by you, this Agreement shall constitute an agreement which shall be binding upon the successors and assigns of the Company and upon your heirs, legal representatives, successors and assigns. Except as otherwise specifically set forth above, neither this Agreement, the Option, nor any Shares acquired by you pursuant to the Option, may be assigned, transferred, pledged, hypothecated or similarly disposed of except as provided herein.

                  The Company covenants that, so long as the Option is exercisable, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the delivery of stock pursuant to the exercise of the Option.

                  This Agreement does not confer upon you any rights of a stockholder of the Company, including, without limitation, any right to vote or to consent to or receive notice as a stockholder of the Company.

                  The exercise of the Option when the fair market value of the Common Stock exceeds the option exercise price will cause you to recognize taxable income equal to such excess. You hereby authorize the Company to withhold from your salary or any other payment due to you, upon exercise of all or any portion of the Option, the amount of any taxes required by law to be withheld with respect to the exercise of the Option of any portion thereof, as determined by the Company in its reasonable discretion. Such amount may be withheld at any time after exercise of the Option or portion thereof, in a lump sum or installments, in the Company's reasonable discretion.
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William A. Teitelbaum                    6                         June 15, 1996


                  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. If you wish to accept this Agreement please sign, date and return one copy to the Secretary of National Record Mart, Inc., 507 Forest Avenue, Carnegie, Pennsylvania 15106.

                                                 Very truly yours,

                                                 NATIONAL RECORD MART, INC.

                                                 By: /s/ THERESA CARLISE
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Receipt Acknowledged and
Option Accepted:

/s/ WILLIAM A. TEITELBAUM
- - ------------------------------
 William A. Teitelbaum

DATE: June 15, 1996
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